As filed with the Securities and Exchange Commission on July 23, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
VISA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware		26-0267673
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
P.O. Box 8999 San Francisco, California 94128-8999 (650) 432-3200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ryan McInerney Chief Executive Officer Visa Inc. P.O. Box 8999 San Francisco, California 94128-8999 (650) 432-3200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to: Joseph A. Hall John H. Runne Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
VISA INC.
Class A Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

We may offer, issue and sell from time to time, together or separately:
•shares of our class A common stock, par value $0.0001 per share;
•shares of our preferred stock, par value $0.0001 per share;
•depositary shares representing an interest in our preferred stock;
•debt securities, which may be senior debt securities or subordinated debt securities;
•warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;
•purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, currencies or commodities; and
•units consisting of one or more shares of our class A common stock, shares of our preferred stock, depositary shares, debt securities, warrants, purchase contracts or any combination of such securities.
The amounts, prices and terms of the securities will be determined at the time of offering. We may sell these securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement.
Our class A common stock is listed on the New York Stock Exchange under the symbol “V.”

Investing in our securities involves risk. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 3 of this prospectus before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 23, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell shares of the securities described in this prospectus in one or more transactions. This prospectus provides a general description of the securities that may be sold by us. Each time we sell the securities described in this prospectus, we are required to provide you with this prospectus and an accompanying prospectus supplement containing specific information about us and the terms of the securities being sold. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any accompanying prospectus supplement is accurate as of the date of the prospectus and any accompanying prospectus supplement. Our business, financial position, results of operations and prospects may have changed since those dates.
Unless otherwise stated or the context otherwise requires, the terms “Visa,” “we,” “us,” “our” and the “Company” refer to Visa Inc. and its subsidiaries.

TRADEMARKS
“Visa” and our other trademarks included or incorporated by reference in this prospectus are Visa’s property. This prospectus may contain additional trade names and trademarks of other companies. The use or display of other companies’ trade names or trademarks does not imply our endorsement or sponsorship of, or a relationship with these companies.
SPECIAL NOTE FOR VISA MEMBERS,
CERTAIN VISA COMPETITORS AND AFFILIATES
All shares of class A common stock acquired by a Visa member, as defined in our eighth restated certificate of incorporation or our “Certificate of Incorporation”, or any person that is an operator, member or licensee of any general purpose payment card system that competes with us, or in each case any affiliate of such a person, in each case to the extent acting as a principal investor, will be converted automatically into class C common stock. Such automatic conversion will not apply to any shares of class A common stock acquired or held by the above-listed persons in connection with its brokerage, market making, custody, investment management or similar operations or acquired by any investment fund managed by such persons. Under the terms of our Certificate of Incorporation, class C common stock will be convertible into class A common stock only if transferred to a person that is neither a Visa member nor a person that is an operator, member or licensee of any general purpose payment card system that competes with us, nor in each case any affiliate of such a person. Upon such transfer, each share of class C common stock will convert into four shares of class A common stock.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, the impact on our future financial position, results of operations and cash flows; prospects, developments, strategies and growth of our business; anticipated expansion of our products in certain countries; industry developments; anticipated timing and benefits of our acquisitions; expectations regarding litigation matters, investigations and proceedings; timing and amount of stock repurchases; sufficiency of sources of liquidity and funding; effectiveness of our risk management programs; and expectations regarding the impact of recent accounting pronouncements on our consolidated financial statements. Forward-looking statements generally are identified by words such as "anticipates," “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. We describe risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, any of these forward-looking statements in our SEC filings, including our Annual Report on Form 10-K, for the year ended September 30, 2023 and our subsequent reports on Forms 10-Q and 8-K.
By their nature, forward-looking statements: (i) speak only as of the date they are made; (ii) are not statements of historical fact or guarantees of future performance; and (iii) are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from our forward-looking statements due to a variety of factors included or incorporated by reference in this prospectus, including, but not limited to, those described under the heading “Risk Factors” herein and in any prospectus supplement. You should not place undue reliance on such statements. Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future developments or otherwise.

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the risks described in our periodic reports filed with the SEC, which are incorporated herein by reference, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our subsequent filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, before making an investment decision. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” Our financial condition, results of operations, prospects for future growth or overall business could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.
THE COMPANY
Visa is a global payments technology company that facilitates global commerce and money movement across more than 200 countries and territories among a global set of consumers, merchants, financial institutions and government entities through innovative technologies. We provide transaction processing services (primarily authorization, clearing and settlement) to our financial institution and merchant clients through VisaNet, our proprietary advanced transaction processing network. We offer products, solutions and services that facilitate secure, reliable and efficient money movement for all participants in the ecosystem.
We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at P.O. Box 8999, San Francisco, California 94128-8999, and our telephone number is (650) 432-3200. Our corporate website address is usa.visa.com/about-visa.html. This is a textual reference only. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the offered securities.
USE OF PROCEEDS
Except as otherwise described in any prospectus supplement, we intend to use the proceeds from the sale of the securities for general corporate purposes, including the financing of our operations and possible business acquisitions.
DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the class A common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.
DESCRIPTION OF CAPITAL STOCK
The following summary describes the material terms of our capital stock and is not complete. This summary does not purport to be complete and is qualified in its entirety by reference to applicable Delaware law, our Certificate of Incorporation and our amended and restated bylaws (our “Bylaws”). Our Certificate of Incorporation and Bylaws have been filed as Exhibit 3.1 and Exhibit 3.2, respectively, to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Authorized Capitalization
Our authorized capital stock consists of:
•2,001,622,245,209 shares of class A common stock, par value $0.0001 per share;
•499,488,516 shares of class B-1 common stock, par value $0.0001 per share;
•122,756,693 shares of class B-2 common stock, par value $0.0001 per share;
•61,378,347 shares of class B-3 common stock, par value $0.0001 per share;
•30,689,174 shares of class B-4 common stock, par value $0.0001 per share;
•15,344,587 shares of class B-5 common stock, par value $0.0001 per share (together with class B-1 common stock, class B-2 common stock, class B-3 common stock and class B-4 common stock, “class B common stock”);
•1,097,165,602 shares of class C common stock, par value $0.0001 per share; and
•25,000,000 shares of preferred stock, par value $0.0001 per share.
The number of authorized shares of the preferred stock, class A common stock, class B common stock or class C common stock may be increased or decreased (but not below the number of shares of that class then outstanding) by the affirmative vote of the holders of a majority in voting power of our stock entitled to vote thereon, and no vote or action by the holders of the preferred stock, class A common stock, class B common stock or class C common stock, voting separately as a class, is required for any such increase or decrease.
Description of Common Stock
Voting Rights. Each holder of class A common stock has the right to cast one vote for each share of class A common stock held of record by such holder on all matters on which our stockholders generally are entitled to vote.
Each holder of class B common stock and each holder of class C common stock has no right to vote on any matters on which stockholders generally are entitled to vote. However, in addition to any other vote required by law, for so long as any shares of class B common stock or class C common stock remain issued and outstanding:
•the affirmative vote of the holders of a majority of the voting power of the class B common stock and class C common stock, voting together as a single class (in which vote the class A common stock will not participate) separate from all other classes or series of our capital stock, on an “as-converted basis” as described in the following paragraph, is required for the approval of any consolidation, merger, combination or other transaction in which shares of class A common stock are exchanged for, converted into or changed into other stock or securities, or the right to receive cash or other property, unless the shares of class B common stock and the shares of class C common stock will be exchanged for or changed into the same per share amount of stock, securities, cash or any other property, as the case may be, for which or into which each share of class A common stock is exchanged, converted or changed; and

•the affirmative vote of the holders of at least 80% of the voting power of the common stock of all classes and series, voting together as a single class separate from all other classes or series of our capital stock, shall be required to authorize us to exit our core payments business (i.e., to no longer operate a consumer debit/credit payments business).
With respect to each matter upon which holders of each class of class B common stock are entitled to vote pursuant to our Certificate of Incorporation, such holders shall vote together as a single class; provided, however, that the holders of each class of class B common stock shall each vote as a separate class in connection with any amendment to, among others, the definition of “applicable conversion rate,” as such term is defined in our Certificate of Incorporation, provisions governing downward adjustments thereto or as otherwise required by applicable law.
For purposes of the above paragraphs, “as-converted basis” means, with respect to each share of class B common stock or class C common stock entitled to vote on any matter, a number of votes equal to the aggregate number of shares of class A common stock into which each share of class B common stock or class C common stock owned by such holder would be converted, assuming the conversion at the applicable conversion rate in effect on the record date for such vote.
Conversion.
Class B Common Stock
In the event that any outstanding share of our class B common stock is transferred to a person other than a Visa member or an affiliate of a Visa member, as defined in our Certificate of Incorporation, on or after the "escrow termination date," as such term is defined in our Certificate of Incorporation, such share will, automatically and without further action on our part or on the part of any holder of class B common stock immediately prior to the transfer, be converted into shares of class A common stock based upon the applicable conversion rate in effect on the date of that transfer. However, in no event shall any share of class B common stock be converted into any shares of class A common stock except in connection with (i) a sale of such shares on a securities exchange on which shares of class A common stock are listed by means of a “brokers’ transaction” within the meaning of paragraph (g) of Rule 144 under the Securities Act or (ii) a private placement of such shares to a person who is not a Visa member or an affiliate of a Visa member.
No such conversion of class B common stock shall be effected until the occurrence of the escrow termination date and the expiration of all applicable restrictions on transfer of such shares.

The current applicable conversion rate for the class B-1 and class B-2 common stock is 1.5875 shares of class A common stock (i.e. one share of class B-1 and class B-2 common stock would, as applicable, be converted into 1.5875 shares of class A common stock), subject to adjustments for stock splits, recapitalization and similar transactions. The applicable conversion rates for the class B-1 common stock and class B-2 common stock will automatically be adjusted upon the issuance of any shares of class A common stock which are designated as loss shares, the net proceeds of which are to be deposited in the U.S. covered litigation escrow account to satisfy any settlements or judgments in respect of the U.S. covered litigation and upon the deposit of funds designated as “loss funds,” as such term is defined in our Certificate of Incorporation, by our board of directors, into the U.S. covered litigation escrow account in accordance with the terms of the escrow agreement and our Certificate of Incorporation. The applicable conversion rates will also be adjusted upon the final resolution of the U.S. covered litigation and the release of funds then remaining on deposit in the U.S. covered litigation escrow account. These adjustments will be made automatically, such that one share of class B-1 common stock is convertible into a number of shares of class A common stock determined based upon the below formulae. Adjustments to the class B-2 common stock will adhere to the same formulae; provided however, that each adjustment to the applicable conversion rate for the class B-2 common stock will be further adjusted so that such adjustment has double the impact compared to the impact such adjustment has on the applicable conversion rate for the class B-1 common stock.
•A–B–D, until final resolution of the U.S. covered litigation; and
•A–B–D+C, after final resolution of all of the U.S. covered litigation.
For purposes of these formulae:
“A” is equal to 0.7142888829.
“B” is a fraction:
•the numerator of which is the number of loss shares that have been issued; and
•the denominator of which is 245,513,385 (the "class B number").
“C” is a fraction:
•the numerator of which is the quotient obtained by dividing the aggregate portion of any funds disbursed to us from the U.S. covered litigation escrow account after the final resolution of the U.S. covered litigation (other than certain tax distributions and reimbursements related to the loss sharing agreement) by the greater of $0.04 or the volume-weighted average price per share of our class A common stock during the 90 trading-day period ending on the third trading day immediately preceding the date on which the covered litigation is finally resolved; and
•the denominator of which is the class B number.
“D” is a fraction:
•the numerator of which is the sum of what we call the loss funds share equivalents (described below) in respect of all deposits of loss funds into the U.S. covered litigation escrow account; and
•the denominator of which is the class B number.

The loss funds share equivalent in respect of a deposit of loss funds into the U.S. covered litigation escrow account is the quotient obtained by dividing the amount of those deposited loss funds by an amount we call the loss funds cost per share applicable to such deposit. The loss funds cost per share applicable to a deposit of loss funds into the U.S. covered litigation escrow account is the weighted average of each day’s volume-weighted average price per share (which we refer to as the "daily VWAP") of our class A common stock over a period that begins on the date our board of directors approves the deposit of those loss funds (which we refer to as the "funding decision date") and lasts for a certain number of trading days. That number of trading days that any such period lasts is equal to a quotient obtained by dividing:
•another quotient, obtained by dividing the amount of those loss funds by the volume-weighted average of the daily VWAP of our class A common stock over the five trading days immediately preceding the funding decision date,
•by 15% of the average daily trading volume of the class A common stock over the four calendar weeks prior to the week of the funding decision date (or such other percentage as set by our board of directors and consented to by members of the litigation committee).
After the date on which all of the U.S. covered litigation has been finally resolved, any amounts remaining on deposit in the U.S. covered litigation escrow account with respect to the U.S. covered litigation will be released to us and the conversion rate applicable to any transfer of shares of our class B common stock will automatically be adjusted in favor of the holders of our class B common stock (i.e., such that a lesser number of shares of class B common stock are required in order to convert into a single share of class A common stock), to the extent of the aggregate amount released to us from the U.S. covered litigation escrow account, taking into account the weighted average trading price of our class A common stock at such time, as described above; provided, however, that the above-mentioned adjustment shall have double the positive impact on each share of class B-2 common stock compared to the impact on each share of class B-1 common stock.
Class C Common Stock
In the event that any outstanding share of class C common stock is transferred to a person other than a Visa member or an affiliate of a Visa member, such share will, automatically and without further action on Visa’s part or on the part of any holder of class C common stock immediately prior to the transfer, be converted into shares of class A common stock based upon the applicable conversion rate in effect on the date of that transfer. However, in no event shall any share of class C common stock be converted into any shares of class A common stock except in connection with (i) a sale of such shares on a securities exchange on which shares of class A common stock are listed by means of a “brokers’ transaction” within the meaning of paragraph (g) of Rule 144 under the Securities Act or (ii) a private placement of such shares to a person who is not a Visa member or an affiliate of a Visa member.
Shares of class C common stock so converted will cease to be outstanding and shall no longer be issuable by Visa. Shares of class C common stock are convertible into shares of class A common stock only in connection with the transfers described above, and no holder of any shares of class C common stock has the right to convert, or to require Visa to convert, such shares into shares of class A common stock at any time.
The conversion rate applicable to any transfer of shares of class C common stock is four shares of class A common stock (i.e., one share of class C common stock will, upon transfer, be converted into four shares of class A common stock), subject to adjustments for stock splits, recapitalizations and similar transactions.

If any shares of our class A common stock are acquired by a Visa member or any person that is an operator, member or licensee of a general purpose payment card system that competes with us, or in each case any affiliate of such person, such shares will automatically be converted, at the inverse of the conversion rate applicable for shares of our class C common stock on the date of such conversion, into shares of our class C common stock. Such converted class A common stock will cease to be outstanding and will no longer be issuable by us.
However, such automatic conversion will not apply with respect to any shares of class A common stock acquired by a Visa member other than shares of class A common stock acquired by such Visa member for its own account as a principal investor or for the account of an affiliate of such Visa member that is acting as a principal investor. Without limiting the foregoing, such automatic conversion shall not apply to any shares of class A common stock acquired or held by a Visa member, a similar person or any of their respective affiliates in connection with its brokerage, market making, custody, investment management or similar operations or acquired by any investment fund managed by a Visa member, a similar person or any of their respective affiliates.
Preemptive Rights. In general, no holders of any shares of our common stock will be entitled to preemptive rights to subscribe for any shares of any class or series of our capital stock, except as may be provided in any resolution or resolutions providing for the issuance of a series of stock adopted by our board of directors or any agreement between us and our stockholders. We have no current plans to grant preemptive rights by a resolution of our board of directors or through any agreement with our stockholders.
Fractional Shares. We will not issue any fractional shares of any class of common stock upon conversion of any shares of any other class of common stock into shares of such class. In lieu of fractional shares, we will pay cash equal to such fractional amount multiplied by the fair market value, as determined by or in accordance with procedures established by our board of directors, in good faith and in its sole and absolute discretion, per share of the applicable class of common stock into which such shares are being converted, at the conversion date.
Dividend and Distribution Rights. Subject to any limitations contained in the Delaware General Corporation Law (the "DGCL"), our Certificate of Incorporation and any rights of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with the common stock with respect to the payment of dividends or distributions, dividends or distributions may be declared and paid on the common stock out of our assets that are by law available therefor at such times and in such amounts as our board may determine. Other than with respect to certain dividends or distributions of class A common stock, the holders of shares of class A common stock, class B common stock and class C common stock are entitled to share ratably (on an as-converted basis as described below in the case of the holders of class B common stock or class C common stock) in dividends or distributions paid on the common stock, and no dividend or distribution may be declared or paid on any class or series of common stock unless an equivalent dividend or distribution is contemporaneously declared and paid (on an as-converted basis as described below in the case of the holders of class B common stock or class C common stock) on each other class and series of common stock. Dividends or distributions payable in shares of class A common stock may be paid on the class A common stock without also paying a corresponding dividend or distribution on each other class or series of common stock, subject to certain adjustments to the conversion rates applicable to the class B and class C common stock.

Liquidation Rights. Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably on an as-converted basis in the net assets available for distribution to stockholders after the payment of our debts and other liabilities, subject to the prior rights of any issued preferred shares. Neither the voluntary sale, conveyance, exchange or transfer for cash, shares of stock, securities or other consideration of all or substantially all of our property or assets nor our consolidation or merger with or into one or more other corporations will be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer will be in connection with a dissolution or winding-up of our business.
Mergers, Consolidation, Etc. If we enter into any consolidation, merger, combination or other transaction in which shares of common stock are exchanged for, converted into, or otherwise changed into other stock or securities, or the right to receive cash or any other property, such shares of common stock will be exchanged for or changed into the same per-share amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of any other class of common stock is exchanged or changed, on an as-converted basis.
Use of the Term “As-Converted”. For purposes of the paragraphs entitled “—Dividend and Distribution Rights,” “—Liquidation Rights” and “—Mergers, Consolidation, Etc.,” as-converted means that each holder of class B common stock, or each holder of class C common stock, other than with respect to any dividend or distribution payable in shares of class A common stock, will be entitled to its ratable portion of: (x) any dividend or distribution in case of dividend rights; (y) any assets available for distribution in case of liquidation rights; or (z) any stock, securities, cash or other consideration in a consolidation, merger, combination or other transaction, as the case may be, in each case based upon the number of shares of class A common stock into which the shares of class B common stock or class C common stock, as applicable, beneficially owned by such holder would be converted, assuming the conversion of all outstanding shares of class B common stock and class C common stock into class A common stock, based on the applicable conversion rate then in effect, on the record date for such distribution or dividend, or immediately prior to such vote on such liquidation, dissolution or winding-up, or the consummation of such consolidation, merger, combination or other transaction, as applicable.
Transfer Restrictions. Shares of our class B common stock are not transferable until the escrow termination date. The above described limitation on transfer is, however, subject to the following exceptions:
•any transfer by us to the initial holders of any class B common stock;
•any transfer by us to any person or entity or by the holders thereof to us;
•any transfer of any shares of class B common stock to any other holder of class B common stock or its affiliate;
•any transfer of any shares of any class B common stock to an affiliate of such holder;
•any transfer of shares of common stock pursuant to the terms of the loss sharing agreement (as defined in our Certificate of Incorporation);
•any transfer of any shares of class B common stock by any person that is a group member (as defined in the bylaws of Visa International) of Visa International to any person that is a stockholder, member or other equity holder of such group member, provided that such transfer is made in accordance with applicable securities laws and is made to each transferee ratably in accordance with their respective entitlements to dividends or other distributions from such group member, in accordance with the applicable constituent documents of such group member;
•any transfer by a holder of class B common stock to any person that succeeds to all or substantially all of the assets of such holder, whether by merger, consolidation, amalgamation, sale of substantially all assets or other similar transactions;

•any transfer by a holder of class B common stock to any person that acquires from such holder all or substantially all of the Visa-branded payments products portfolio of such holder;
•any transfer of any shares of common stock by any non-equity member of Visa International in the principal category of membership to any non-equity member of Visa International with membership in Visa International that is sponsored by such principal non-equity member; and
•any transfer of any shares of common stock by any non-equity member of Visa International in the principal category of membership to any person that participates in the Visa payment system as an issuer and which person is sponsored by such non-equity member, by an associate member of Visa International sponsored by such non-equity member (if such non-equity member is a group member) or by a constituent member of such non-equity member.
Description of Preferred Stock
Preferred Stock Issued in Connection with the Acquisition of Visa Europe. In connection with our acquisition of Visa Europe, which closed on June 21, 2016, we created three new series of our preferred stock:
•series A convertible participating preferred stock, par value $0.0001 per share, which is generally designed to be economically equivalent to our class A common stock (the “series A preferred stock”);
•series B convertible participating preferred stock, par value $0.0001 per share (the “series B preferred stock”); and
•series C convertible participating preferred stock, par value $0.0001 per share (the “series C preferred stock”).
We issued 2,480,466 shares of series B preferred stock to Visa Europe’s member financial institutions in the United Kingdom and Ireland entitled to receive preferred stock at the closing of the acquisition, and 3,156,823 shares of series C preferred stock to Visa Europe’s other member financial institutions entitled to receive preferred stock at the closing of the acquisition.
Under certain conditions described below, series B and C preferred stock is convertible into shares of class A common stock, at a conversion rate, as of June 30, 2024, of 2.698 and 3.605 shares of class A common stock for each share of series B preferred stock and series C preferred stock, respectively. The conversion rates may be reduced from time to time to offset certain liabilities, if any, which may be incurred by us, Visa Europe or our or their affiliates as a result of certain existing and potential litigation relating to the setting of multilateral interchange fee rates in the Visa Europe territory (the “VE territory covered litigation”), where, generally, the relevant claims (and resultant liabilities and losses) relate to the period before the closing of the acquisition. Only 70% of such liabilities may be offset where the liability arises from a claim related to inter-regional multilateral interchange fees applied to transactions where the issuer is located outside the Visa Europe territory while the merchant outlet is located within the Visa Europe territory. A reduction in the conversion rates of the series B preferred stock and the series C preferred stock have the same economic effect on diluted class A common stock earnings per share as repurchasing our class A common stock because it reduces the as-converted class A common stock share count. Additionally, the shares of series B and C preferred stock are subject to restrictions on transfer and may become convertible in stages based on developments in the VE territory covered litigation. The shares of series B and C preferred stock will become fully convertible on the 12th anniversary of the closing of the Visa Europe acquisition, subject only to a holdback to cover any then-pending claims. Upon any such conversion of the series B and C preferred stock (whether by such 12th anniversary, or thereafter with respect to claims pending on such anniversary), the conversion rate would be adjusted downward and the holder would receive either class A common stock or series A preferred stock (for those who are not eligible to hold class A common stock pursuant to our Certificate of Incorporation).

The series A preferred stock is freely transferable and each share of series A preferred stock will automatically convert into 100 shares of class A common stock upon a transfer to any holder that is eligible to hold class A common stock under our Certificate of Incorporation.
The holders of the series B and C preferred stock have no right to vote on any matters, except for certain defined matters, including, in specified circumstances, any consolidation, merger or combination of the Company. Holders of the series A preferred stock, upon issuance at conversion, will have similar voting rights to the rights of the holders of the series B and C preferred stock. With respect to those limited matters on which the holders of preferred stock may vote, approval by the holders of the preferred stock requires the affirmative vote of the outstanding voting power of each such series of preferred stock, each such series voting as a single class. Upon issuance, all three series of preferred stock will participate on an as-converted basis in regular quarterly cash dividends declared on the Company’s class A common stock.
Preferred Stock That May Be Issued Hereunder. We are authorized to issue up to 25,000,000 shares of preferred stock. Our Certificate of Incorporation authorizes our board of directors, without further stockholder approval, to issue these shares in one or more series; to establish from time to time the number of shares to be included in each series; and to fix the designation, voting power, preferences and rights of the shares of each such series and any of its qualifications, limitations or restrictions. Unless otherwise provided in the certificate of designation with respect to any preferred stock, our board of directors may increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding. Our board of directors may not authorize the issuance of preferred stock that adversely and disproportionately affects the rights or privileges of any class or series of common stock in relation to any other class or series of common stock. Our board may not authorize the issuance of preferred stock that is convertible into class B common stock or class C common stock.
The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:
•the title and liquidation preference per share of the preferred stock and the number of shares offered;
•the purchase price of the preferred stock;
•the dividend amount or rate (or method of calculation), the dates on which dividends will be paid, whether dividends shall be cumulative or noncumulative;
•any redemption or sinking fund rights of the preferred stock;
•the amounts payable on, and the preferences, if any, of the preferred stock if we liquidate, dissolve or wind up our affairs;
•any conversion, redemption or exchange provisions of the preferred stock;
•the voting rights, if any, of the preferred stock; and
•any other powers, preferences and relative, participating, option or other special rights of each series of preferred stock, and any qualifications and limitations of, and restrictions on, the preferred stock as are permitted by law.
You should also refer to the certificate of designations establishing a particular series of preferred stock, which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with the offering of such series of preferred stock.

Each prospectus supplement may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of the preferred stock that the prospectus supplement covers.
In general no holders of any shares of our preferred stock will be entitled to preemptive rights to subscribe for any shares of any class or series of our capital stock, except as may be provided in any preferred stock designation or any agreement between us and our stockholders. We have no current plans to grant preemptive rights through any agreement with our stockholders.
Limitations on Further Issuances of Capital Stock
Our Certificate of Incorporation and the litigation management agreement provide that, until the date of the final resolution of the U.S. covered litigation, and except as expressly contemplated by a global restructuring agreement to which we are a party, neither we nor any of our subsidiaries shall issue any shares of capital stock to any person without the prior written consent of a majority of the members of the litigation committee, other than any issuance of:
•shares of common stock (or other applicable equity interests in the case of any of our subsidiaries) on or before December 16, 2008;
•shares of common stock (or other applicable equity interests in the case of any of our subsidiaries) after December 16, 2008, pursuant to the terms of the global restructuring agreement or any other of the documents entered into in connection with our reorganization, including any loss shares and any securities issued upon the conversion or exchange of any shares of common stock issued pursuant to the terms of the global restructuring agreement or our Certificate of Incorporation that are convertible into or exchangeable for shares of common stock;
•shares of common stock (or other applicable equity interests in the case of any of our subsidiaries) issued pursuant to any option plan or other employee incentive plan approved by our board of directors, including shares issued upon the direct or indirect conversion of any options or convertible securities;
•shares of class A common stock in connection with any public offering of class A common stock that our board of directors determines in good faith is desirable in order to reduce the percentage ownership of common stock represented by the holders of class B common stock and class C common stock, in the aggregate, to less than 50%;
•shares of class A common stock (whether or not such shares constitute loss shares) sold in a public offering, the proceeds of which are to be used, as determined in good faith by our board of directors, to fund operating losses or other extraordinary losses or liabilities, or in other exigent circumstances as determined in good faith by our board of directors;
•shares of common stock or preferred stock (or other applicable equity interests in the case of any of our subsidiaries) issued as consideration in any merger or recapitalization or issued as consideration in an acquisition of any person by us;
•shares of common stock or preferred stock (or other applicable equity interests in the case of any of our subsidiaries) issued to any person in an aggregate number of shares, with respect to each such person, not to exceed (immediately after giving effect to such issuance) 10% of our outstanding capital stock of all classes and series, if such issuance is to a person as to which our board of directors has determined that a relationship with such person would result in a material strategic benefit to us;

•shares of common stock or preferred stock (or other applicable equity interests in the case of any of our subsidiaries) in an aggregate number of shares not to exceed (immediately after giving effect to such issuance) 3% of our outstanding capital stock of all classes and series, issued as part of any financing transaction approved by our board of directors, so long as such securities are not a material component of such financing transaction; and
•shares of common stock (or other applicable equity interests in the case of any of our subsidiaries) issued in connection with any subdivision, reclassification, split or combination of our securities to all holders of such securities on a pro rata basis or shares of class A common stock issued in connection with any subdivision, reclassification, split, combination, dividend or distribution to all holders of class A common stock on a per share basis (so long as the conversion rates applicable to the class B common stock and class C common stock are adjusted appropriately).
Limitations on a Change of Control
We summarize below several provisions of our Certificate of Incorporation, Bylaws and the DGCL. These provisions could have the effect of delaying, deferring or preventing a change in our control or deterring potential acquirers from making an offer to our stockholders. This could be the case even though a majority of our stockholders might benefit from such a change in control or offer. These descriptions are not complete and you should refer to the full text of our Certificate of Incorporation and our Bylaws, both of which were filed with the SEC, and to the DGCL.
Board of Directors. The number of directors comprising our board is fixed by an affirmative vote of a majority of our directors; provided, however, that at least 58% of our directors must be independent.
Our directors, except for those in uncontested elections and those appointed to fill vacancies or newly created seats, are elected by the holders of a plurality of the votes cast by the holders of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the election of such directors. A majority of the votes cast is required in the case of uncontested elections. Vacancies and newly created seats on our board of directors may be filled only by our board of directors subject to the provisions of our Certificate of Incorporation. In addition, generally, a director may be removed, with or without cause, only by the affirmative vote of at least 80% in voting power of all the then outstanding shares of our stock entitled to vote for the election of directors voting together as a single class.
Our use of plurality voting except in connection with uncontested elections of directors, the inability of stockholders to fill vacancies or newly created seats on our board, the supermajority vote required for stockholders to remove a director, and the inability of stockholders to set the number of directors comprising our board make it more difficult to change the composition of our board of directors. These provisions could have the effect of delaying, deferring or preventing a change in our control or deterring potential acquirers from making an offer to our stockholders.
Advance Notice Requirements. Our Bylaws establish advance notice procedures with regard to stockholders’ proposals relating to the nomination of candidates for election as directors or other business to be considered at a stockholders’ meeting. These procedures provide that notice of such stockholders’ proposals must be timely given in writing to our corporate secretary prior to the meeting at which the matter is to be considered. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the date of the stockholders’ meeting. The notice must contain certain information specified in our Bylaws.

Special Meetings of Stockholders. Our Bylaws provide that special meetings of stockholders (i) may be called by our board of directors, the chairperson of the board, or the chief executive officer and (ii) shall be called by the secretary upon written request of one or more stockholders of record who own (as defined in our Bylaws) and who have owned continuously for at least one year not less than 15% of the voting power of all outstanding shares of class A common stock and who have complied in full with the requirements set forth in our Bylaws.
Ownership Limitations. Unless otherwise approved in advance by our board of directors, no person may:
•beneficially own more than 15% of the aggregate outstanding shares or voting power of our class A common stock; or
•beneficially own shares of class A common stock and common stock other than the class A common stock, which we refer to as other common stock, representing, together and on an as-converted basis, more than 15% of the class A common stock outstanding, assuming the conversion of all other common stock then outstanding.
In addition, no person (or an affiliate, member or licensee of such person) that is an operator of any general payment card system that competes with us may beneficially own more than 5% of the aggregate outstanding shares of class A common stock, assuming the conversion of all other common stock then outstanding.
If any transfer is purportedly effected which would result in a violation of either of these limitations, the intended transferee will acquire no rights in respect of the shares in excess of the applicable limitation, and the purported transfer of such number of excess shares will be null and void as of the date of that purported transfer.
In addition, if our board of directors determines in good faith that a transfer or other event has purportedly taken place, that, if effected, would result in violation of the foregoing ownership limitations or that a person intends or attempted to acquire beneficial ownership of shares in violation of the ownership limitations, such shares of class A common stock or other common stock will be redeemable for cash, property or other shares of our capital stock, as may be determined by our board of directors. Further, our board of directors may take such action it deems advisable to refuse to give effect or to prevent any transfer or other event that would result in violation of the foregoing ownership limitations, including redeeming the shares, refusing to give effect to such transfer on our books or instituting proceedings to enjoin such transfer or other event.
Notwithstanding the foregoing ownership limitations:
•no Visa member will be deemed in violation of this ownership limitation as a result of the number of shares received in the reorganization;
•no Visa Europe transferee will be deemed in violation of this limitation as a result of owning the number of shares of class C common stock immediately after the first transfer of any shares of class C common stock by Visa Europe to such initial Visa Europe transferee;
•no Visa member will be deemed in violation of this limitation by virtue of a repurchase of common stock or other actions by us; and
•any underwriter that participates in a public offering or as principal or initial purchaser in a placement of our class A common stock or other voting stock (or securities convertible into or exchangeable for such securities) may beneficially own securities in excess of this ownership limitation but only to the extent necessary to facilitate such public offering or placement.

Amendment of the Certificate of Incorporation and Bylaws. In addition to certain class voting rights and any votes required by applicable law, our Certificate of Incorporation also requires (i) the approval of not less than a majority of the voting power of the holders of the shares of class A common stock, class B common stock and class C common stock, each voting separately as a class (and together with no other class), to amend certain provisions of the Certificate of Incorporation. These amendment requirements make it more difficult to alter the anti-takeover provisions of our Certificate of Incorporation. Our Certificate of Incorporation and Bylaws also authorize our board of directors to amend our Bylaws at any time without stockholder action, except that any amendment by our board of directors of any provision of our Bylaws that was adopted by our stockholders will not become effective earlier than 365 days after the date on which the stockholders adopted such provision.
Preferred Stock. Since our board of directors may issue shares of preferred stock and set the voting powers, designations, preferences and other rights related to that preferred stock, any designation of preferred stock and issuance of shares of preferred stock may delay or prevent a change of control.
Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL. Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the person became an interested stockholder, unless:
•the business combination, or the transaction in which the stockholder became an interested stockholder, is approved by our board of directors prior to the time the interested stockholder attained that status;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or after the time a person became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
“Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, in general an “interested stockholder” is a person that, together with his or her affiliates and associates, owns 15% or more of our outstanding voting stock.
Transfer Agent and Registrar
The transfer agent and registrar for our class A common stock is EQ Shareowner Services.
Listing
Our class A common stock is listed on the New York Stock Exchange under the symbol “V."
DESCRIPTION OF DEPOSITARY SHARES
This section describes the general terms and provisions of a depositary agreement and the related depositary receipts. The applicable prospectus supplement will describe the terms of any depositary agreement and the related depositary receipts issuable thereunder. If any particular terms of the depositary agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General
We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
We will file a copy of the forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares with the SEC each time we issue depositary shares, and these depositary agreements and depositary receipts will be incorporated by reference into the registration statement of which this prospectus is a part. You should read those documents for provisions that may be important to you.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.
Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.
Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Bank Depositary
The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF DEBT SECURITIES
The following descriptions of the debt securities do not purport to be complete and are subject to and qualified in their entirety by reference to the indenture dated as of December 14, 2015, between us and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee, which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.
As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately or upon exercise of a debt warrant from time to time. The debt securities may either be senior debt securities or subordinated debt securities. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.
As used in this “Description of Debt Securities,” the terms “Visa,” “we,” “our,” and “us” refer to Visa Inc. and do not, unless otherwise specified, include our subsidiaries.
General Terms of the Indenture
The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and, if applicable, in a pricing supplement, and as set forth in the supplemental indenture, board resolution or officers’ certificate relating to such offering.
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or pricing supplement, if any.
The applicable prospectus supplement for a series of debt securities that we issue, together with a pricing supplement, if any, will describe, among other things, the following terms of the offered debt securities:
•the title;
•the aggregate principal amount;
•whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;
•whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•the price or prices at which the debt securities will be issued;
•the date or dates on which principal is payable;
•the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;
•interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;
•the right, if any, to extend the interest payment periods and the duration of the extensions;
•our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;
•conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;
•the currency or currencies of payment of principal or interest;
•the terms applicable to any debt securities issued at a discount from their stated principal amount;
•the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;
•if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;
•if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;
•any provisions for the remarketing of the debt securities;
•if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and
•any other specific terms of any debt securities.
The applicable prospectus supplement or pricing supplement, if any, will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.
Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.
Subordination
The prospectus supplement or pricing supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement or pricing supplement, if any. The terms will include, among others, the following:
•the conversion or exchange price;
•the conversion or exchange period;
•provisions regarding the ability of us or the holder to convert or exchange the debt securities;
•events requiring adjustment to the conversion or exchange price; and
•provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Consolidation, Merger or Sale
We cannot consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are conveyed, transferred or leased is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.
This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.
Events of Default
Unless otherwise indicated, the term “Event of Default,” when used in the indenture, means any of the following:
•failure to pay interest for 30 days after the date payment is due and payable; provided that, an extension of an interest payment period in accordance with the terms of the debt securities shall not constitute a failure to pay interest;
•failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;
•failure to make sinking fund payments when due;
•failure to perform any other covenant for 90 days after notice that performance was required;
•certain events relating to bankruptcy, insolvency or reorganization; or
•any other Event of Default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.
If an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.
Similarly, if an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.
If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.
If an Event of Default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture provides that the trustee shall within 90 days after the occurrence of default (or 30 days after it is known by a trust officer of the trustee) with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any debt security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of debt securities of that series.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:
•the holder has previously given to the trustee written notice of default and continuance of that default;
•the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;
•the requesting holders have offered the trustee reasonable security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;
•the trustee has not instituted the action within 60 days of the request; and

•the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.
Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in compliance with any condition or covenant of the indenture.
Registered Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or pricing supplement, if any, and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
•by the depositary for such registered global security to its nominee;
•by a nominee of the depositary to the depositary or another nominee of the depositary; or
•by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
The prospectus supplement or pricing supplement, if any, relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
•ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;
•upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;
•any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and
•ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).
The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
•will not be entitled to have the debt securities represented by a registered global security registered in their names;
•will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and
•will not be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of Visa, the trustee or any other agent of Visa or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, known as “Euroclear” and Clearstream Banking, société anonyme, Luxembourg, known as “Clearstream”, or with a nominee for the depositary identified in the prospectus supplement or pricing supplement, if any, relating to that series. The prospectus supplement or pricing supplement, if any, relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.
Discharge, Defeasance and Covenant Defeasance
We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, if any, the subordination provisions applicable to any subordinated debt securities will be expressly made subject to the discharge and defeasance provisions of the indenture.
We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:
•we irrevocably deposit with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and
•we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.
Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
•secure any debt securities;
•evidence the assumption by a successor corporation of our obligations;
•add covenants for the protection of the holders of debt securities;
•add one or more guarantees for the benefit of holders of debt securities;
•cure any ambiguity or correct any inconsistency in the indenture;
•establish the forms or terms of debt securities of any series;
•conform any provision of the indenture to this description of debt securities, the description of the notes included in the applicable prospectus supplement or any other relevant section of the applicable prospectus supplement describing the terms of the debt securities;
•evidence and provide for the acceptance of appointment by a successor trustee;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities
•make any change that does not materially adversely affect the right of any holder; and
•comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.
The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities.
We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
•extend the final maturity of any debt security;
•reduce the principal amount or premium, if any;
•reduce the rate or extend the time of payment of interest;
•reduce any amount payable on redemption;
•change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;
•reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;
•modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;
•alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

•impair the right to institute suit for the enforcement of any payment on any debt security when due;
•reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or
•modify any provisions set forth in this paragraph.
Concerning the Trustee
U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association) is trustee under our indenture dated as of December 14, 2015.
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in the United States.
The indenture contains limitations on the right of the trustee, should it become a creditor of Visa, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that, the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no incorporator and no past, present or future stockholder, officer or director, of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law and Rules 327(b).

DESCRIPTION OF WARRANTS
This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.
General
We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•the offering price;
•the currency or currencies, including composite currencies, in which the price of the warrants may be payable;
•the number of warrants offered;
•the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;
•the exercise price and the amount of securities you will receive upon exercise;
•the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;
•the rights, if any, we have to redeem the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;
•the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•the date on and after which the warrants and the related securities will be separately transferable;
•U.S. federal income tax consequences;
•the name of the warrant agent; and

•any other material terms of the warrants.
After your warrants expire, they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;
•currencies; or
•commodities.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of our class A common stock, shares of our preferred stock, depositary shares, debt securities, warrants, purchase contracts or any combination of such securities. The applicable supplement will describe:
•the terms of the units and of the shares of class A common stock, shares of preferred stock, depositary shares, debt securities, warrants, purchase contracts or any combination of such securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•a description of the terms of any unit agreement governing the units; and
•a description of the provisions for the payment, settlement, transfer or exchange of the units.
PLAN OF DISTRIBUTION
We may sell the securities under this prospectus from time to time. We may sell the securities in one or more of the following ways from time to time:
•to or through one or more underwriters or dealers;
•in short or long transactions;
•directly to investors;
•through agents; or
•through a combination of any of these methods of sale.
If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
•in privately negotiated transactions;
•in one or more transactions at a fixed price or prices, which may be changed from time to time;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•at prices related to those prevailing market prices; or
•at negotiated prices.
We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement and pricing supplement, if any, the terms and offering of securities, including:
•the names of any underwriters, dealers or agents;
•any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers;
•details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•the purchase price of the securities being offered and the proceeds we will receive from the sale;
•the public offering price; and
•the securities exchanges on which such securities may be listed, if any.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement or pricing supplement, if any, indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus, the applicable prospectus supplement and pricing supplement, if any, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment).
We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus, an applicable prospectus supplement and an applicable pricing supplement, if any. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.
Underwriters, Agents and Dealers. If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.
Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.
Direct Sales. We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.
Trading Market and Listing of Securities. Any shares of our class A common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange. The securities other than our class A common stock may or may not be listed on a national exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
WHERE YOU CAN FIND MORE INFORMATION
Our corporate website is visa.com/ourbusiness. Our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, proxy statements and any amendments to those reports filed or furnished pursuant to the Exchange Act can be viewed at http://www.sec.gov and our investor relations website at http://investor.visa.com as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC.
We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the securities offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all the information contained in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the offered securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus “incorporates by reference” information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC after the date hereof under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act which will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such reports and documents until the termination of this offering:
•Our Annual Report on Form 10-K for the fiscal year ended September 30, 2023;
•Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2023, March 31, 2024 and June 30, 2024;
•Our Current Reports on Form 8-K filed with the SEC on October 2, 2023, October 18, 2023, October 24, 2023 (but not the information furnished pursuant to Items 2.02 or 9.01 thereof), January 24, 2024, January 25, 2024 (but not the information furnished pursuant to Items 2.02 or 9.01 thereof), March 26, 2024 (but not the information furnished pursuant to Items 7.01 or 9.01 thereof), April 23, 2024 (but not the information furnished pursuant to Items 2.02 or 9.01 thereof), May 8, 2024, July 10, 2024, and July 23, 2024 (but not the information furnished pursuant to Items 2.02 or 9.01 thereof); and
•Our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 7, 2023.
We will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:
Visa Inc.
Attention: Corporate Secretary
P.O. Box 8999
San Francisco, CA 94128-8999
(650) 432-3200
LEGAL MATTERS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, certain legal matters will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The consolidated financial statements of Visa Inc. and subsidiaries as of September 30, 2023 and 2022, and for each of the years in the three-year period ended September 30, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2023, have been incorporated herein by reference and in the registration statement in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the securities registered hereby will be borne by the registrant. Such expenses are estimated to be as follows:

Amount to be Paid*
SEC Registration Fee	$	*
Accounting Fees and Expenses		**
Legal Fees		**
Printing Fees		**
Rating Agency Fee		**
Other		**
Total	$	**

*	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers.
The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Certificate of Incorporation and the Bylaws of Visa Inc., a Delaware corporation (the “Company”). Article VIII of the Company’s Certificate of Incorporation provides that the Company shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, inquiry, administrative or legal hearing or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the Company or any predecessor of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director or officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. In addition, Article VIII of the Company’s Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, as now or hereafter in effect, expenses (including attorney’s fees) incurred by a person who is or was a director or officer of the Company or a member of the Company’s litigation committee in connection with any Proceeding shall be paid promptly by the Company in advance of the final disposition of such Proceeding; provided, however, that if the DGCL requires, an advance of expenses incurred by any director or officer of the Company or a member of the Company’s litigation committee in his or her capacity as such (and not in any other capacity in which service was or is rendered by the indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified for such expenses by the Company. Moreover, the indemnification and advancement of expenses provided by or granted pursuant to Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified above shall be made to the fullest extent permitted by law. In addition, the Company has entered into separate indemnification agreements with each of its executive officers and directors, which require the Company, among other things, to indemnify such executive officers and directors against certain liabilities that may arise by reason of their status or service (other than liabilities arising from acts or omissions not in good faith or from willful misconduct). These indemnification provisions and the indemnification agreements between the Company and its executive officers and directors may be sufficiently broad to permit indemnification of the Company’s executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Section 145 of the DGCL also provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.
The indemnification permitted under the DGCL is not exclusive, and pursuant to Section 145 of the DGCL, a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by Section 145 of the DGCL. Article VIII of the Company’s Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL or any other applicable law, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was a director, officer, employee or agent of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of Article VIII. The Company maintains standard policies of insurance under which coverage is provided, subject to the terms and conditions of such policies: (1) to the Company’s directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act; and (2) to the Company with respect to payments that may be made by the Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.
Section 102(b)(7) of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.
Pursuant to Section 102(b)(7) of the DGCL, Article VII of the Company’s Certificate of Incorporation provides that no director of the Company will have any personal liability to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.
At present, there is no pending litigation or proceeding involving any of the Company’s directors, officers, employees or agents in which indemnification by the Company is sought, nor is the Company aware of any threatened litigation or proceeding that may result in a material claim for indemnification.

Item 16. List of Exhibits.

Exhibit Numbers	Description
1.1*	Form of underwriting agreement (equity)
1.2*	Form of underwriting agreement (debt)
1.3*	Form of underwriting agreement (warrants)
3.1	Eighth Restated Certificate of Incorporation of Visa Inc. (incorporated by reference to Exhibit 3.2 to Visa Inc.’s Current Report on Form 8-K filed on January 24, 2024)
3.2	Amended and Restated Bylaws of Visa Inc. (incorporated by reference to Exhibit 3.2 to Visa Inc.’s Current Report on Form 8-K filed on August 5, 2022)
4.1	Form of stock certificate of Visa Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 5 to Visa Inc.’s Registration Statement on Form S-4 filed on September 13, 2007)
4.2*	Form of certificate of designations of preferred stock
4.3*	Form of deposit agreement
4.4*	Form of deposit receipt
4.5
Indenture dated December 14, 2015 between Visa Inc. and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Visa Inc.’s Current Report on Form 8-K filed on December 14, 2015)

4.6*	Form of warrant agreement
4.7*	Form of warrant certificate
4.8*	Form of purchase contract
4.9*	Form of unit agreement
5.1**	Opinion of Davis Polk & Wardwell LLP
23.1**	Consent of KPMG LLP
23.2**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1 hereto)
24.1**	Power of Attorney (included on the signature page of this registration statement)
25.1**	Statement of Eligibility on Form T-1 of U.S. Bank Trust Company, National Association
107**	Filing Fee Exhibit

*	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed or furnished herewith.
Item 17. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining any liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 23, 2024.

VISA INC.
By:	/s/ Ryan McInerney
	Name:	Ryan McInerney
	Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS THAT each of the undersigned directors of Visa Inc., a Delaware corporation, hereby constitutes and appoints Ryan McInerney, Chris Suh, Kelly Mahon Tullier, Julie B. Rottenberg and Daniel Gordon, and each of them, his or her true and lawful attorney-in-fact and agent, each (acting alone and without the other) with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute in the name and on behalf of the undersigned a Registration Statement on Form S‑3 of Visa Inc., and to execute in the name and on behalf of the undersigned any and all amendments and supplements thereto, including pre-effective and post-effective amendments, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and other instruments necessary or appropriate in connection therewith, and to cause the same to be filed, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent (acting alone and without the other), full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as each such attorney-in-fact and agent, in his or her sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on July 23, 2024.

Signature	Title

/s/ Ryan McInerney	Chief Executive Officer and Director
Ryan McInerney	(Principal Executive Officer)

/s/ Chris Suh	Chief Financial Officer
Chris Suh	(Principal Financial Officer)

/s/ Peter Andreski	Global Corporate Controller, Chief Accounting Officer
Peter Andreski	(Principal Accounting Officer)

/s/ John F. Lundgren	Board Chair
John F. Lundgren

/s/ Lloyd A. Carney	Director
Lloyd A. Carney

/s/ Kermit R. Crawford	Director
Kermit R. Crawford

/s/ Francisco Javier Fernández-Carbajal	Director
Francisco Javier Fernández-Carbajal

/s/ Ramon Laguarta	Director
Ramon Laguarta

Signature	Title
/s/ Teri L. List	Director
Teri L. List

/s/ Denise M. Morrison	Director
Denise M. Morrison

/s/ Pamela Murphy	Director
Pamela Murphy

/s/ Linda J. Rendle	Director
Linda J. Rendle

/s/ Maynard G. Webb, Jr.	Director
Maynard G. Webb, Jr.